                                                                    Exhibit 10.4

                                    SUBLEASE

This SUBLEASE entered into as of this 1st day of April 1998, by and between Exchange Applications, Inc., with an address at 695 Atlantic Avenue, Boston, MA 02111, ("Sublessor") and Applied Language Technologies, Inc. ("Sublessee").

                                    Recitals:

A lease was made on July 9, 1996 (the "Prime Lease" attached hereto as Exhibit "A") between Landman Omnibus V Limited Partnership ("Landman") and Grant & Partners Limited Partnership ("Grant") for 16,114 rentable square located on the 2nd floor of the two contiguous buildings (herein, collectively the "Building"), known respectively as 695 Atlantic Avenue and 20-24 East Street, Boston, MA. 695 Atlantic Avenue Company, L.L.C. ("Landlord") has succeeded to Landman's interest under the Prime Lease. Grant assigned its interest in the Prime Lease to Sublessor pursuant to an Assignment and Assumption Agreement dated November 15, 1996.

Sublessee desires to sublease from Sublessor the premises located on the 2nd floor of the Building and containing 16,114 rentable square feet (the "Premises") (which are shown on the plan attached hereto as Exhibit "B"), in accordance with and subject to the terms and conditions of the Prime Lease and this Sublease.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sublease. Subject to the terms and conditions stated herein, Sublessor hereby subleases to Sublessee the Premises and Sublessee hereby subleases from the Sublessor the Premises for three (3) years and five (5) months commencing on June 1, 1998 ("Commencement Date") and expiring on October 31, 2001 ("Sublease Term"). Sublessor agrees to use best efforts to vacate the Premises by June 1, 1998. If Sublessor has not vacated the Premises by June 1, 1998, the Commencement Date shall be delayed until such date as Sublessor vacates the Premises. If Sublessor has not vacated the Premises by August 1, 1998, Sublessee may terminate this Sublease by notice to Sublessor and upon such termination this Sublease shall become null and void and the parties shall have no further obligations hereunder.

2. Consent of Landlord. Attached hereto as Exhibit C is a copy of the Consent of Landlord to this Sublease. In case of any conflict between the
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      provisions of the Consent and this Sublease, the provisions of the Consent shall prevail unaffected by the Sublease.

3. Use. Sublessee will use the Premises of business offices and for no other purpose.

4.    Base Rental Payments.

           Date                      Monthly           Annually

           6/1/98 - 10/31/2001       $29,542.33        $354,508.00

      Sublessee shall pay annual rent payable in monthly installments on the first day of each month and such payments shall be paid by Sublessee to:

                               Exchange Applications
                               695 Atlantic Avenue
                               Boston, MA 02111

      or any such address as Sublessor may designate in writing to Sublessee. If the date of this Sublease is other than the first day of a month, then rent for such partial month shall be prorated on a per diem basis. Rent for the first month or partial month, as the case may be, shall be due upon Sublessee's execution of this Sublease, Sublessee shall pay all of the foregoing sums without prior demand by Sublessor or setoff by Sublessee except as otherwise provided herein.

      If base rent is not paid after the seventh (7th) day of the month, interest will accrue on such sum at the rate of 1 1/2% per month until such time as it is paid.

5. Additional Rent. Base year for operating expenses shall be calendar year 1998. Base year for taxes shall be fiscal year 1998.

      In addition to the Base rent and subject to the cap set forth below, on the first day of each month beginning January 1, 1999, the Sublessee shall pay as "Additional Rent," Sublessee's increased share of Operating Expenses as defined in Addendum 6 and "taxes" as defined in Article IV of the Prime Lease over and above the actual amounts for the calendar year 1998 and fiscal year 1998, respectively (the Base Year) during the term hereof. Sublessee shall pay to the Sublessor pro rata monthly installments for projected Operating Expenses and taxes for the lease year beginning January 1, 1999, calculated by the Sublessor on the basis of the most recent data for Operating Expenses and taxes for actual operating
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      costs for the prior year. If the total of such monthly installment amount in any lease year is greater than Lessee's share of such Operating Expenses or taxes for such year, Sublessee shall be entitled to a credit against Sublessee's next due Base Rent obligations hereunder in the amount of such difference. If the total such monthly installment amount is less than Lessee's Share of such Operating Expenses or taxes for such year, the Sublessor shall notify Sublessee no later than 90 days after the first of the year and Sublessor shall pay to the Sublessee the amount of such difference within 30 days of receipt of a bill therefore.

6. Utilities: Sublessee pays all electricity used at the Premises pursuant to the terms of Article XI of the Prime Lease.

7. Security Deposit. Sublessee has deposited a security deposit equivalent to two (2) months base rent in the amount of $59,084.67 (the "Security Deposit") with Sublessor. Sublessor shall hold the Security Deposit as security for the full and faithful payment or performance by Sublessee of its obligations under this Sublease and not as prepayment of Rent. Sublessor shall not commingle the Security Deposit with other funds of Sublessor but shall not be liable to Sublessee for the payment of interest thereon or profits therefrom. Sublessor may expend such amounts from the Security Deposit as may be necessary to cure an Event of Default and, in such case, Sublessee shall pay to Sublessor the amount so expended, on demand. As soon as reasonably practicable after the expiration of the Sublease Term, Sublessor shall (i) inspect the Premises, (ii) make such payments from the Security Deposit as may be required to cure any outstanding Events of Default hereunder and (iii) if no Event of Default is then continuing, pay the balance of the Security Deposit to Sublessee.

8. Condition of Premises. Sublessee acknowledges that it has inspected the Premises and is familiar with the physical condition thereof, and accepts the Premises in their "As Is" condition, except that on the Commencement Date, the Premises shall be delivered in clean, "broom-swept" condition and Sublessor shall be responsible for repairing any damage to the Premises caused by Sublessor's move from the Premises. Sublessee acknowledges that Sublessor has made no representations or warranties regarding the Premises, and that it has relied on no such representations or warranties in accepting the Premises. Sublessee acknowledges that Sublessor shall have no obligation to do any work in or to the Premises or to incur any expense in connection therewith, in order to make the Premises suitable and ready for occupancy and use by Sublessee. Sublessee shall not be responsible for the removal of any erections, additions, alterations or fixtures installed in the Premises by Sublessor.
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9.    Default. The occurrence of any of the following shall constitute an Event of Default under this Sublease:

       (i.) Delinquency in the payment when due of Base Rent including Additional Rent or any other amount payable by Sublessee under this Sublease, or any part thereof and such failure shall continue for five (5) days after written notice thereof (provided, however, that there shall be no grace period if Sublessee has received two
              (2) written notices of payment default in the preceding 12 month period).

       (ii.) Delinquency by Sublessee in the performance or compliance with any of the terms, covenants or agreements to be performed under this Sublease or the Prime Lease, and failure to rectify or remove said default(s) within twenty (20) days after written notice of such default has been received by Sublessee or, if such default shall reasonably require longer than twenty (20) days to cure, such period shall be extended for the lesser of (i) sixty (60) days or sooner if practicable, provided that Sublessee has commenced curing within such time period and thereafter diligently prosecutes the curing of such default, or (ii) until such a default becomes a default under the Prime Lease which entitles Landlord to terminate the Prime Lease.

       (iii.) Filing by or against Sublessee in any court pursuant to any federal or state statute or a petition in bankruptcy or insolvency, or for reorganization or rearrangement, or for the appointment of a receiver or trustee of all or a portion of Sublessee's property, or any assignment of the property of Sublessee for the benefit of creditors; provided, that Sublessee shall have sixty (60) days to obtain a dismissal of any involuntary proceeding.

       (iv.) Assignment or encumbrance of this Sublease or subletting of the Premises other than in accordance with the terms of this Sublease.

10. Right to Re-Enter. Upon default, after applicable notice and the expiration cure period, Sublessor shall have the immediate right to reenter and remove all persons and property within the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Sublessee, all without service of notice and without Sublessor being deemed guilty of trespass, or liable for any loss or damage. All of the rights and remedies of Sublessor under this Sublease are cumulative and shall be in addition to any other rights or remedies accorded Sublessor by law. Sublessor shall have all rights of Landlord in an Event of Default as set forth in Article XV and XVII of the Prime Lease.
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11.   Right to Relet. Should Sublessor elect to reenter, or take possession by summary proceeding or other appropriate level action or proceedings, or pursuant to notice provided for by law, it may either terminate this Sublease or from time to time, without terminating this Sublease, make such alterations and repairs necessary to relet, and relet the Premises or any part thereof for such term or terms, and at such rental or rentals and upon such other terms and conditions as Sublessor in its sole discretion may deem advisable. Upon each such reletting, all rentals and other sums received by Sublessor shall be applied;

      (i)   to the payment of any indebtedness other than rent due;

      (ii) to the payment of any costs and expenses of reletting, including brokerage and reasonable attorneys' fees, and costs of alterations and repairs;

      (iii) to the payment of rent and other charges due and unpaid hereunder.

12. Assignment And Subletting. Sublessee shall not assign its rights under the Sublease in whole or in part or sublet all or any part of the Premises or assign, transfer or hypothecate by operation of law or otherwise all or any part of the Prime Lease or this Sublease without Sublessors' and Landlords' express prior written consent which consent of Sublessor shall not be unreasonably withheld or delayed. All of the terms and provisions of Article X.5 of the Prime Lease shall apply to any proposed Transfer (as defined in the Prime Lease), including, without limitation, the factors which Landlord and Sublessor may consider in determining its consent to a Transfer.

13. Notices. Any notice, requests, demands and other communications between the parties relating to the Sublease shall be in writing and -addressed as follows:

                         If to Sublessor:

                         Exchange Applications
                         695 Atlantic Avenue
                         Boston, MA 02210
                         Attention: Chief Financial Officer

                         If to Sublessee:

                         Applied Language Technologies, Inc.
                         695 Atlantic Avenue
                         Boston, MA 02210
                         Attention: Chief Financial Officer
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      No notice from Sublessee to the Landlord shall be effective as to
      Sublessor unless Sublessee delivers a copy of such notice in the manner set forth in this section to Sublessor simultaneously with delivery of such notice to Landlord. No notice from Sublessee to Sublessor shall be effective as to Sublessor or Landlord unless Sublessee delivers a copy of such notice in the manner set forth in this Section to Landlord simultaneously with delivery of such notice to Sublessor. Any notice shall be deemed duly given (i) when delivered by hand, if so delivered and a receipt obtained, or (ii) the next day after being delivered to an overnight courier with acceptance signature required.

14. Terms Subject to Prime Lease. This is a Sublease. Sublessor's interest in the Premises is as a tenant under the Prime Lease and Sublessee's rights pursuant to this Sublease are subject and subordinate at all times to the Prime Lease and to all the covenants and agreements of the Prime Lease, except as to those matters no longer applicable or superseded by this Sublease. The rental payments required hereunder are substituted for the rental payment requirements under the Prime Lease and Addendums 3, 4 and 5 are not applicable to this Sublease and Sublessee shall not be entitled to any rights under Addendums 3, 4 and 5.

      Sublessee acknowledges that it has read and understands the terms and conditions of the Prime Lease and Sublessee expressly assumes and covenants to Landlord and Sublessor to keep, perform and fulfill all of the duties, obligations, terms and conditions which are to be kept, performed and fulfilled by Sublessor as tenant under the Prime Lease, whether or not expressly set forth in this Sublease, and agrees to be bound by the terms of the Prime-Lease as fully and to the same extent as if Sublessee were tenant under the Prime Lease. Sublessee shall not do, permit or tolerate anything to be done in, or in connection with Sublessee's use or occupancy of the Premises which would violate any covenant or agreement set forth in the Prime Lease. Sublessor shall have the same rights against Sublessee with respect to the Sublease as the Landlord has against the Sublessor as tenant pursuant to the Prime Lease and Sublessee shall have the rights and obligations of tenant of the Prime Lease, except where such rights and obligations are deleted, modified or altered herein. In addition, if Sublessor receives an abatement of rent under the Prime Lease, Sublessee shall also receive a pro rata abatement of its rent hereunder.

      If Sublessee receives from Sublessor a notice of payment default under the Prime Lease, Sublessee may, at its option, cure such payment default on behalf of Sublessor provided no default exists at such time under this
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      Sublease and that Sublessor's default is capable of being cured under the terms of the Prime Lease. If any such payment made by Sublessee in accordance with the foregoing sentence is accepted by Landlord as a cure of Sublessor's default, Sublessee may offset the amount of such payment against the next installment of rent due hereunder.

      The Landlord under the Prime Lease or Sublessor may enforce against Sublessee, each in its own capacity, any of the rights granted to Landlord pursuant to the Prime Lease, except as specifically provided in this Sublease. Sublessor may not grant to Sublessee, and nothing in this Sublease shall be construed or interpreted to grant, any greater rights than Sublessor has received as tenant from Landlord pursuant to the Prime Lease.

15. Sublessor's Covenants. Sublessor warrants and represents that Exhibit A is a true, correct and accurate copy of the Prime Lease. There have been no modifications or amendments of or changes to the Prime Lease. The Prime Lease is in full force and effect and to the best of Sublessor's knowledge, there are no defaults or violations thereunder on the part of either Sublessor or Landlord.

      Sublessor shall (i) perform its obligation to pay rent under the Prime Lease, (ii) perform its obligations under Article 15 to deliver estoppel certificates and under Sections 11.1 and 11.5 to deliver certificates requested by Landlord or any mortgagee, (iii) not do or cause to be done or suffer or permit any act or thing to be done or fail to do any act which would or might cause a default by tenant under the Prime Lease or would cause the rights of Sublessor as tenant thereunder to be canceled, terminated or forfeited, and (iv) deliver to Sublessee as soon as possible -but in all events within two (2) business days of receipt, copies of any notices it receives from Landlord under the Prime Lease. Sublessor agrees not to exercise any termination rights it holds in the event of a fire or other casualty pursuant to Article XIV of the Prime Lease. The foregoing covenants of Sublessor shall survive the date of any termination of this Sublease resulting from a termination of the Prime Lease by Landlord after a default of Sublessor thereunder provided Sublessee brings a claim for breach within one (1) year of such termination.

16. Limitations of Sublessor's Obligations. Sublessee hereby acknowledges that Sublessee will look solely to Landlord for the performance of all the Landlords' obligations under the Prime Lease and agrees and acknowledges that Sublessor shall have no obligation or responsibility whatsoever to provide or perform any service, repair, alteration or other similar obligations which is the obligations of Landlord
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      to provide or perform pursuant to the terms of the Prime Lease, provided however Sublessee may look to Sublessor for the prompt and proper payment to the Landlord of all rents received hereunder. Sublessee may exercise in Sublessor's name, any rights of Sublessor as tenant to enforce obligations of Landlord under the Prime Lease.

17. Insurance and Indemnities. Sublessee hereby agrees to indemnify and hold each of Landlord and Sublessor harmless with regard to its leasing and use of the Premises, to the same extent that Sublessor as tenant, is required to indemnify and hold Landlord harmless with respect to the Premises.

      Likewise, Sublessee hereby agrees to obtain and provide evidence satisfactory to Sublessor, on or before the date of this Sublease, that Sublessee is carrying insurance in the same amounts and of the same types required to be carried by tenant under the Prime Lease with regard to the Premises. Any insurance required to be carried by Sublessee pursuant to the provisions of the Prime Lease shall name Landlord, Minuteman Real Estate Management Corporation and Spaulding and Slye Services Limited Partnership and Sublessor as additional insured.

18. Sublessee's Records. Sublessee's records of operation are and shall remain confidential. All of Sublessee's records and files, including computerized records, shall be the sole property of Sublessee, and Sublessor waives any right to attach or lien such records and files and agrees that such records shall remain confidential.

19. No Waiver. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder. No waiver by any party at any time of any other provision of this Sublease shall be deemed a waiver or breach of any other provision of this Sublease or a consent to any subsequent breach of the same or any other provision hereunder. If any act or omission by any party shall require the consent or approval of another party, such consent or approval of such act or omission shall not operate as consent or approval on the same or any subsequent occasion.

20. Partial Invalidity. If any provision of this Sublease is held by a court of competent jurisdiction to be invalid, void or unenforceable in any manner, the remaining provisions of the Sublease shall nonetheless continue in full force and effect without being impaired or invalidated in any way. In addition, if any provision of this Sublease may be modified by a court of
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                                       9


      competent jurisdiction such that it may be enforced, then said provision shall be so modified and as modified shall be fully enforced.

21. Corporate Authority. Sublessee warrants that the person executing this Sublease on behalf of Sublessee has authority to do so and fully obligate Sublessee to all terms and provisions of this Sublease.

22. Governing Law. This Sublease is being executed and delivered in the Commonwealth of Massachusetts and the laws of that state shall govern the validity, construction, enforcement and interpretation of this Sublease.

23. Entire Agreement. This Sublease contains the entire understanding of the parties hereto with respect to the subject matter contained herein, supersedes all prior and contemporaneous agreements, understandings, and negotiations, and no parole evidence of prior or contemporaneous agreements, understandings and negotiations shall govern or be used to construe or modify this Sublease. No modification or alteration hereof shall be deemed effective unless in writing and signed by the parties hereto.

24. Brokerage. Sublessee represents and warrants to Sublessor that it has dealt solely with Whittier Partners in connection with is transaction. Sublessor represents and warrants to Sublessee that it has dealt with Whittier Partners in connection with this transaction. Sublessor shall be responsible for any brokerage fee owed Whittier Partners.

25. Marginal Headings. The marginal headings hereof are inserted merely for the convenience of the parties and shall not be used to construe or modify the terms of this Sublease in any respect.

26. Terms. Capitalized terms used in this Sublease but not defined herein shall have the meaning ascribed to them in the Prime Lease.

27. Holding Over. If Sublessee remains in possession of the Premises after the end of this Sublease, Sublessee will occupy the Premises as a subtenant on a day-to-day basis at a rental rate of 200% of then current rental rate, subject to all conditions, provisions and obligations of this Sublease in effect on the last day of the term.

28. Third Party Beneficiary. Sublessee acknowledges that the Landlord is a third party beneficiary entitled to receive the benefits of the representations, warranties and covenants made by, and the responsibility of, Sublessee under this Sublease.
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29.   No Renewal. Sublessee shall have no renewal options.

30. Parties Bound. This Sublease shall be binding up and insure to the benefit of Sublessor and Sublessee and their respective heirs, personal representatives, successors and assigns.

      This SUBLEASE is executed as of the date set forth above.

                                     SUBLESSOR:

                                     Exchange Applications, Inc.

                                     By: /s/ John O'Brien
                                         ---------------------------------
                                             John O'Brien
                                     Its: VP and CFO


                                     SUBLESSEE:

                                     Applied Language Technologies, Inc.

                                     By: /s/ Arthur Haleman
                                         ---------------------------------

                                     Its: Director of Finance